Exhibit 8.1


SIDLEY AUSTIN LLP   SIDLEY AUSTIN LLP          BEIJING          LOS ANGELES
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SIDLEY              SAN FRANCISCO, CA  94104   CHICAGO          SAN FRANCISCO
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                                               FOUNDED 1866


                               January 24, 2008

WDS Receivables LLC
444 East Warm Springs Road
Suite 116
Las Vegas, Nevada 89119

         Re:      Wachovia Auto Loan Owner Trust 2008-1
                  -------------------------------------

Ladies and Gentlemen:

         We have acted as special tax counsel to WDS Receivables LLC, a Nevada limited liability company (the "Depositor"), in connection with the transactions set forth in the (i) receivables purchase agreement, dated as of January 1, 2008 (the "Receivables Purchase Agreement"), between Wachovia Dealer Services, Inc. ("Wachovia Dealer Services") and the Depositor, (ii) sale and servicing agreement, dated as of January 1, 2008 (the "Sale and Servicing Agreement"), among Wachovia Auto Loan Owner Trust 2008-1 (the "Issuer"), the Depositor, Wachovia Dealer Services, as seller (in such capacity, the "Seller"), and Wachovia Bank, National Association ("Wachovia Bank"), as master servicer (in such capacity, the "Master Servicer"), (iii) indenture, dated as of January 1, 2008 (the "Indenture"), between the Issuer and U.S. Bank National Association, as trustee (the "Indenture Trustee"), (iv) underwriting agreement, dated January 18, 2008 (the "Underwriting Agreement"), among the Depositor, Wachovia Dealer Services and Wachovia Capital Markets, LLC, as representative (the "Representative") of the underwriters named therein (the "Underwriters"), and (v) amended and restated trust agreement, dated as of January 1, 2008 (the "Trust Agreement" and, together with the Receivables Purchase Agreement, the Sale and Servicing Agreement, the Underwriting Agreement and the Indenture, the "Transaction Documents"), between the Depositor and Wilmington Trust Company, as trustee (the "Owner Trustee"). The Issuer is governed by the Trust Agreement. The assets of the Issuer will consist primarily of a pool of motor vehicle retail installment sale contracts and installment loans (the "Receivables"). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Sale and Servicing Agreement or the Indenture, as the case may be.

                             *     *     *     *

         To ensure our compliance with certain IRS Treasury regulations, we hereby inform you that (i) this opinion was written to support the promotion and marketing by others of the transactions addressed herein, (ii) this opinion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding U.S. federal tax penalties that may be imposed on such person and (iii) each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

      Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

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SIDLEY AUSTIN LLP

SIDLEY


WDS Receivables LLC
January 24, 2007
Page 2

                             *     *     *     *

         Pursuant to the Indenture, the Issuer will issue (i) $107,000,000 aggregate principal amount of 3.9433% Class A-1 Asset Backed Notes (the "Class A-1 Notes"), (ii) $30,000,000 aggregate principal amount of 4.04% Class A-2a Asset Backed Notes (the "Class A-2a Notes"), (iii) $174,000,000 aggregate principal amount of LIBOR plus 0.85% Class A-2b Asset Backed Notes (the "Class A-2b Notes"), (iv) $129,000,000 aggregate principal amount of 4.27% Class A-3 Asset Backed Notes (the "Class A-3 Notes" and together with the Class A-1 Notes, the Class A-2a Notes and the Class A-2b Notes, the "Offered Notes"),
(v) $60,000,000 aggregate principal amount of 4.59% Class A-4 Asset Backed Notes (the "Class A-4 Notes"), (vi) $22,455,000 aggregate principal amount of 5.12% Class B Asset Backed Notes (the "Class B Notes"), (vii) $26,946,000 aggregate principal amount of 5.89% Class C Asset Backed Notes (the "Class C Notes"), (viii) $34,431,000 aggregate principal amount of 7.60% Class D Asset Backed Notes (the "Class D Notes") and (ix) $14,970,000 aggregate principal amount of 9.05% Class E Asset Backed Notes (the "Class E Notes" and, together with Offered Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes, the "Notes") and will pledge the Receivables and certain other assets to the Indenture Trustee as security for the Notes. The Offered Notes will be sold to the Underwriters pursuant to the Underwriting Agreement and the Class A-4 Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes will be retained by the Depositor as partial consideration for the transfer of the Receivables from the Depositor to the Issuer.

         As special tax counsel to the Depositor, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission and the authenticity of the originals of such latter documents. Our opinions are also based on the assumption that there are no agreements or understandings with respect to the transactions contemplated in the Transaction Documents other than those contained in the Transaction Documents. Furthermore, our opinions are based on the assumption that all parties to the Transaction Documents will comply with the terms thereof, including all tax reporting requirements contained therein.

         As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of public officials, officers and other representatives of the Depositor, Wachovia Bank, the Underwriters and others. We have also relied on certain factual,


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SIDLEY AUSTIN LLP

SIDLEY


WDS Receivables LLC
January 24, 2007
Page 3

numerical and statistical information which is based on the assumptions used in pricing the Offered Notes.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         (i) The Offered Notes will be characterized as debt for federal income tax purposes if held by persons other than the beneficial owner of the equity interest in the Issuer for federal income tax purposes.

         (ii) The Issuer will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

         The opinions set forth herein are based upon the existing provisions of the Internal Revenue Code of 1986, as amended, and Treasury Regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which the opinions set forth herein are based. The opinions expressed herein are limited as described above, and we do not express an opinion on any other legal or income tax aspect of the transactions contemplated by the Transaction Documents. In addition, you should be aware that our opinions will have no binding effect on the Internal Revenue Service or a court and should not be considered a guarantee of the ultimate outcome of any controversy.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. The opinions expressed and the statements made herein are expressed and made as of the date hereof and we assume no obligation to update this opinion or advise you of changes in legal authorities, facts (including the taking of any action by any party to the Transaction Documents pursuant to any opinion of counsel or waiver), assumptions or documents on which this opinion is based (or the effect thereof on the opinions expressed or the statements made herein) or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering the opinions set forth herein unless we are specifically engaged to do so.

         This letter is rendered solely to and for the benefit of the persons to whom it is addressed in connection with the transaction described in the first paragraph above and may not be relied upon by any other person (including any person who purchases Offered Notes from the Underwriters or the Class A-4 Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes or the Issuer's asset backed certificates from the Depositor or any other entity), nor may this letter be relied upon by any person to whom it is addressed or used for any other purpose,

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SIDLEY AUSTIN LLP

SIDLEY


WDS Receivables LLC
January 24, 2007
Page 4


without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to a current report on Form 8-K to be filed by the Depositor or the Issuer.

                                             Very truly yours,

                                             /s/ Sidley Austin LLP